UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 13, 2024

VITAL ENERGY, INC.

(Exact name of registrant as specified in charter)

Delaware	001-35380	45-3007926
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

521 E. Second Street, Suite 1000, Tulsa, Oklahoma	74120
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (918) 513-4570

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $0.01 par value	VTLE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Principal Accounting Officer

On March 13, 2024, Mr. Stephen L. Faulkner, Jr. (Larry) was appointed Vice President and Chief Accounting Officer of Vital Energy, Inc. (the “Company”), effective upon his start date on or around March 29, 2024. In addition, Mr. Faulkner will assume the role of principal accounting officer for Ms. Jessica Wren, who will remain the Company’s Senior Director of Financial Accounting and SEC Reporting.

Mr. Faulkner, age 52, will join the Company on or around March 29, 2024 and has more than 30 years of accounting and financial reporting experience. He served as Chief Accounting Officer of Empire Petroleum (NYSE American: EP) from December 2022 to March 2024, and Chief Financial Officer from April 2023 to March 2024. He also served as Chief Financial Officer of the Lobeck Taylor Family Foundation from February 2022 to December 2022. Previously, he held roles of increasing responsibility at WPX Energy Inc., beginning in 2012, including as Controller and Chief Accounting Officer from November 2014 until March 2021. Additionally, he has held positions with The Williams Companies, Inc. (NYSE: WMB), Vanguard Car Rental USA, Inc. and Ernst & Young, LLP. Mr. Faulkner holds a Bachelor of Science in Business Administration, Accounting, from Oklahoma State University.

In connection with his appointment and pursuant to an offer letter agreement between Mr. Faulkner and the Company (the “Offer Letter”), Mr. Faulkner’s compensation package includes: (1) an annual base salary of $300,000; (2) a bonus target of 60% of base salary under the Company’s Short-Term Incentive Plan; and (3) an annualized long-term incentive award target value of 100% of base salary under the Company’s Omnibus Equity Incentive Plan (the “LTIP”) beginning in 2025; and (4) a one-time grant under the LTIP of 4,548 shares of restricted stock and 1,516 performance share units. Mr. Faulkner will also be eligible to participate in the Company’s Executive Severance Plan. The foregoing description of the Offer Letter is not complete and is qualified in its entirety by reference to the full text of the Offer Letter, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2024.

Other than as disclosed in this Report, there are no arrangements or understandings between Mr. Faulkner and any other person pursuant to which Mr. Faulkner was selected as our Vice President and Chief Accounting Officer. Mr. Faulkner does not have any family relationship with any director or other officer of the Company or any person nominated or chosen by the Company to become a director or officer. There are no transactions in which Mr. Faulkner has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VITAL ENERGY, INC.

Date: March 13, 2024	By:	/s/ Bryan J. Lemmerman
Bryan J. Lemmerman
Executive Vice President and Chief Financial Officer